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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement of Southern California Gas Company on Form S-3 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Los Angeles, California
February 3, 1998